UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012
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McDONALD'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5231	36-2361282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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One McDonald's Plaza
Oak Brook, Illinois
(Address of principal executive offices)

60523
(Zip Code)
_______________________________

Registrant's telephone number, including area code: (630) 623-3000
_______________________________

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 8, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald's Corporation (the “Company”) approved grants of restricted stock units, or “RSUs,” under the Company’s Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended (the “Plan”) to the Company's “named executive officers” for whom disclosure was required in the Company's most recent proxy statement.

    The RSUs cliff vest after three years, subject to a performance-based vesting condition linked to the level of compounded annual growth in diluted earnings per share, or “EPS,” on a cumulative basis, achieved by the Company from January 1, 2012 through December 31, 2014.  The EPS target approved by the Committee for the RSUs is 6% compounded annual EPS growth on a cumulative basis.  If no EPS growth is achieved, none of the RSUs will vest. If EPS growth is positive, but below the cumulative 6% target, a portion of the awards will vest in proportion to the level of EPS growth achieved.

    For compensation purposes, EPS is adjusted from the measures as reported in our financial statements. Specifically EPS is expressed in constant currencies (i.e., excluding the effects of foreign currency translation) to more accurately reflect underlying business trends.  In addition, certain income and/or expense items that are not indicative of ongoing results may be excluded at the discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION
(Registrant)

Date: February 10, 2012	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President -
Associate General Counsel and Assistant Secretary